Exhibit (3)(i)(b)

State of Idaho

Department of State

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

I, FRED E. LUKENS, Secretary of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the GENERAL MINES CORORATION, a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the 20th day of December, 1930, original articles of amendment, as provided by Sections 33 and 34 of Chapter 262 of the 1929 Session Laws of the State of Idaho, amending Article VII, and that the said articles of amendment contain the statement of facts required by law, and are recorded in Book A-24 of Records of Domestic Corporations of the State of Idaho.

I THEREFORE FURTHER CERTIFY, that Article VII of articles of incorporation of the General Mines Corporation is amended.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State.  Done at Boise City, the Capital of Idaho, this twentieth day of December, in the year of our Lord one thousand nine hundred and thirty, and of the Independence of the United States of America the One Hundred and Fifty-fifth.

Secretary of State

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ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE GENERAL MINES CORPORATION AS SIGNED ON THE 14TH DAY OF NOVEMBER, 1925.  AND FILED IN THE OFFICE OF THE COUNTY RECORDED OF KOOTENAI COUNTY, IDAHO, ON THE 20TH DAY OF NOVEMBER, 1925.

STATE OF IDAHO

)

) ss.

County of Kootenai

)

We hereby certify that at a regular annual meeting of the stockholders of the General Mines Corporation, held at the office of the company at its principal place of business in Kootenai County, State of Idaho, on the 2nd day of December, A.D. 1930, pursuant to notice given to the stockholders in the following manner, to-wit:  by mailing to each of the stockholders of said corporation at his address as the same appears upon the records of the company, at least ten days prior to the date of such meeting, in a securely sealed envelope with the postage prepaid thereon, a written notice, stating the objects of said meeting and the time and place when and where it would be held, and also by publishing a similar notice in the Coeur d’Alene Press, a newspaper of general circulation printed in Kootenai County, Idaho, for two successive weeks next preceding the date of such meeting, the following question was submitted to the stockholders for their action:

RESOLVED by the stockholders of the General Mines Corporation, a corporation organized under the laws of the State of Idaho, duly assembled in stockholders meeting at the principal place of business of said corporation in Kootenai County, Idaho, that the Articles of Incorporation of said General Mines Corporation be amended as follows:

That Article VII of the Articles of Incorporation of the General Mines Corporation, bearing date of the 14th day of November, 1925, and filed for record in the office of the County Recorder of Kootenai County, Idaho, on the 20th day of November, 1925, be amended to read as follows:

To buy, sell, hold, assign, transfer, pledge and otherwise deal in and dispose of stock, bonds, debentures and other evidences of capital stock and indebtedness of other corporations and while the holder to exercise al the right and privileges of ownership, including the right to vote stock not otherwise prohibited by law, and subject to the provisions of the law this corporation may purchase or otherwise acquire, hold, sell, transfer, re-issue, mortgage, ledge or hypothecate the shares of its capital stock, but such stock so acquired and held shall not be entitled to vote nor to receive dividends.

RESOLVED FURTHER, that the President and Secretary be directed to prepare and file all necessary certificates to carry this amendment into effect.

which resolution was adopted by the stockholders, two thirds of all the votes represented by the whole issued and outstanding stock of such corporation being in favor of the adoption of said resolution and voting therefore.

WITNESS our hands and the seal of said corporation, this the 5th day of December, A.D. 1930.

/s/  H.G. Loop

/s/  E.I. Fisher

STATE OF WASHINGTON

)

) ss.

County of Spokane

)

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H.G. Loop and E.I. Fisher, being each duly sworn, on his oath says:  That is the President and/or Secretary respectively of the General Mines Corporation, and that he has read the foregoing certificate, and knows the contents thereof, and that the facts therein stated and set forth are true.

/s/  H.G. Loop

/s/ E.I. Fisher

Subscribed and sworn to before me this 6th day of December, A.D., 1930.

/s/ L.G. Wrather, Notary Public in and for the State of

Washington

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